EXHIBIT 23.2
Consent of PricewaterhouseCoopers
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated September 19, 2006, relating to the financial statements, which appears China Technology Development Group Corporation’s Annual Report on Form 20-F for the year ended December 31, 2005.
PricewaterhouseCoopers
Certified Public Accountants
Hong Kong, December 20, 2006

11